UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported: November 1, 2010

Angeion Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-13543	41-1579150
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway Saint Paul, MN	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2010, Angeion Corporation announced that its Board of Directors had appointed Gregory W. Beasley as a director of Angeion effective November 1, 2010 to serve a term until the 2011 Annual Meeting of Shareholders.

Mr. Beasley, 47, is the managing partner of G. Woodrow and Company, a San Francisco based consulting firm that provides innovative marketing, business development, and business process design services for startups and global firms. Prior to founding G. Woodrow and Company in 2002, Mr. Beasley served from 1998 to 2001 as Vice President of Business Development and International Accounts for Vicinity Corporation, an internet local search company.  Before joining Vicinity, Mr. Beasley ran the Consumer Division of Worlds.com, and prior to that he co-founded and operated Software Care Limited, a London–based healthcare software company providing innovative medical enterprise software products.

The Board of Directors intends to add Mr. Beasley to the Compensation Committee and to have Mr. Beasley participate in one or more planning committees of the Board of Directors.

Item 9.01        Financial Statements and Exhibits:

Exhibit Number	Description
Exhibit 99.1	Angeion Corporation Press Release dated November 3, 2010 announcing appointment of Gregory W. Beasley to Angeion Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: November 4, 2010	By:	/s/ Rodney A. Young
Rodney A. Young President and Chief Executive Officer